Exhibit 10.33

Notice of Grant of Award and Award Agreement	SILICON VALLEY BANCSHARES ID: 94-2875288 3003 Tasman Drive Santa Clara, CA 95054
Name Address City, State, Zip	Option Number: Plan: 1997 Equity Incentive Plan ID:

Effective ____________ , you have been granted an award of ____________ shares of SILICON VALLEY BANCSHARES (the Company) common stock.  These shares are restricted until the vest date(s) shown below.

The current total value of the award is $ ____________ ..

The award will vest in increments on the date(s) shown.

Shares	Full Vest

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Silicon Valley Bancshares	Date

Employee Name	Date

SILICON VALLEY BANCSHARES

RESTRICTED STOCK BONUS AGREEMENT

                Silicon Valley Bancshares (the “Company”), pursuant to its 1997 Equity Incentive Plan (the “Plan”), has awarded to Grantee shares of the common stock of the Company (the “Shares”).

                The award hereunder is in connection with and in furtherance of the Company’s discretionary bonus program for participation of the Company’s employees (including officers).  Defined terms not explicitly defined in this agreement shall have the same definitions as in the Plan or in the Notice of Grant of Award and Award Agreement (“Notice of Grant”), to which this agreement is attached.

                The details of your award are as follows:

                1.             Total number of shares subject to this Award.  The total number of shares of Common Stock (the “Shares”) subject to this option is set forth in the Notice of Grant.

2.             Forfeiture Restriction.  Subject to the terms of Section 3.a., in the event the Grantee’s continuous status as an employee or consultant to the Bank terminates for any or no reason (including death or disability) before the respective Vesting Dates (defined below), the Grantee shall forfeit the then Unreleased Shares (defined below) to the Company.  Upon such forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited.

3.             Release of Shares From Forfeiture Restriction.

                                a.             Subject to the limitations contained herein, the shares will vest (be released) as set forth in the Notice of Grant until either (i) the Shares become fully vested or (ii) the Grantee’s continuous status as an employee or consultant with the Bank or the Company has not terminated prior to the date of such release. Notwithstanding the foregoing, upon the occurrence of a “Change in Control” (as such term is defined in the Plan) of the Company or the Bank and subject to Grantee’s “Covered CIC Termination” (a “Covered CIC Termination,” as defined in the Bank’s Change in Control Severance Benefit Policy for Non-Executives), all then Unreleased Shares shall be released from the forfeiture restriction.   (The period beginning on the date of this Agreement and ending on each respective Vesting Date shall be referred to as the “Restriction Period”).

b.             Until the Shares have been released from the forfeiture restriction, they may be referred to herein as “Unreleased Shares.”

c.             The Unreleased Shares may bear the following forfeiture restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FORFEITURE IN FAVOR OF THE COMPANY, AS SET FORTH IN A STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.”

d.             The share certificates representing the Shares, when released from the forfeiture restriction, shall be delivered to the Grantee pursuant to Section 4 of this Agreement.

4.             Issuance of Share Certificates.

                a.             The certificates evidencing the Shares shall be held in escrow by the secretary of the Company until the end of the respective Restriction Periods (or earlier, upon a Covered CIC Termination), at which time it shall be released to Grantee by the Company in accordance with the provisions hereof.

b.             At the end of each Restriction Period, the Company shall cause the appropriate certificate representing the Shares (then released from the forfeiture restriction) to be delivered to the Grantee; provided, however that prior to such delivery Grantee shall remit to Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements in connection with the Shares then to be released.

c.             Subject to the terms hereof, the Grantee shall have all the rights of a shareholder with respect to such Shares before the Shares are released from the forfeiture restriction, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon.  If, from time to time during the term of the forfeiture restriction, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Grantee is entitled by reason of the Grantee’s ownership of the Shares shall be immediately thereafter be included as “Shares” for purposes of this Agreement.

5.             Adjustment for Stock Split.  All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

6.             Grantee’s Representations.

                a.             Tax Consequences.  The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement

7.             General Provisions.

a.             This Agreement shall be governed by the laws of the State of California.  This Agreement and the Plan represent the entire agreement between the parties with respect to the receipt of the Shares by the Grantee.

b.             The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of the Grantee under this Agreement may only be assigned with the prior written consent of the Company.

c.             Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

d.             The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

By Grantee’s signature on the Notice of Grant, the Grantee represents that this Agreement in its entirety has been reviewed, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.